UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

PSB Holdings, Inc.
(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other	(Commission File Number)	(I.R.S. Employer Identification No.)
jurisdiction of incorporation)

40 Main Street, Putnam, Connecticut	06260
(Address of principal executive offices)	(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of the shareholders of PSB Holdings, Inc. (the “Company”) was held on November 1, 2013.

(b)	The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders was as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

	Shares	Votes	Broker
	Voted For	Withheld	Non-Votes
Charles W. Bentley, Jr.	5,163,326	152,358	695,923
Paul M. Kelly	5,165,826	149,858	695,923
Charles H. Puffer	5,210,013	105,671	695,923

2.	The appointment of Wolf & Company, P.C. as independent registered public accounting firm for the fiscal year ending June 30, 2014 was ratified by the shareholders by the following vote:

Shares Voted	Shares Voted
For	Against	Abstentions
5,980,565	30,840	202

There were no broker non-votes on the proposal.

3.	An advisory, non-binding resolution to approve the executive compensation:

Shares Voted	Shares Voted		Broker
For	Against	Abstentions	Non-Votes
5,133,946	144,722	28,116	704,823

4.	An advisory, non-binding proposal with respect to the frequency that shareholders will vote on the executive compensation.

1 Year	2 Years	3 Years	Abstentions
5,202,268	60,985	19,011	24,520

As noted above, at the Annual Meeting the Company’s shareholders conducted a non-binding advisory vote regarding the frequency of shareholder approval of the compensation of named executive officers. Shareholders recommended that the Company hold an advisory vote on executive compensation annually. Taking into consideration the results of the shareholder advisory vote, on November 6, 2013 the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation annually until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: November 6, 2013	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice-President and Chief Financial Officer